Exhibit 1.1

VIACOM INC.

Class B Common Stock

Underwriting Agreement

October 14, 2009
Citigroup Global Markets Inc.
As Representative of the several
Underwriters listed in Schedule 1 hereto
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

National Amusements, Inc., a Maryland corporation (“NAI”), proposes to cause NAIRI, Inc., a Delaware corporation and a wholly-owned subsidiary of NAI (the “Selling Stockholder”), to sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters,” which term shall include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Citigroup Global Markets Inc. is acting as representative (the “Representative”), and the Underwriters, severally and not jointly, on the terms set forth herein, propose to purchase the number of shares (the “Firm Shares”) of Class B Common Stock, $0.001 par value (the “Class B Common Stock”) of Viacom Inc., a Delaware corporation (the “Company”), set forth in Schedule 1 hereto under the caption “Number of Firm Shares to be Purchased.”  NAI also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Class B Common Stock set forth on Schedule 1 hereto under the caption “Maximum Number of Option Shares to be Purchased” to cover over-allotments, if any (the “Option Shares” and collectively with the Firm Shares, if any, the “Shares”).

    1.      Representations and Warranties.

(i)           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters, as of the date hereof, as follows:

(a)           Registration Statement and the Prospectus.  The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf  registration statement, as defined in Rule 405, on Form S-3 (No. 333-139086) under the Securities Act of 1933, as amended (the “1933 Act”) (including the information (if any)

deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A, Rule 430B or Rule 430C under the 1933 Act, the “Registration Statement”) in respect of, among other things, the Class B Common Stock, and the Registration Statement became effective upon filing.  The Company meets the requirements for use of Form S-3 under the 1933 Act.  If the Company files a registration statement with the Commission pursuant to Rule 462(b) of the rules and regulations under the 1933 Act, then all references to the Registration Statement shall also be deemed to include that Rule 462(b) registration statement.  The prospectus included in the Registration Statement on December 1, 2006 is hereinafter referred to as the “Base Prospectus.”  The Base Prospectus, as supplemented by the final prospectus supplement dated October 14, 2009 specifically relating to the Shares in the form filed with the Commission pursuant to Rule 424(b) is hereinafter referred to as the “Prospectus,” and the term “Preliminary Prospectus” means the preliminary form of the Prospectus dated October 14, 2009.  For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the 1933 Act, and “Time of Sale Information” means the Preliminary Prospectus as supplemented by the free writing prospectuses, if any, each identified in Schedule 3 hereto, the information included in Schedule 2 hereto and the other written communications, if any, referred to in Section 1(i)(b).  As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus,” “Time of Sale Information” and “Prospectus” shall include the documents, if any, incorporated by reference therein.  Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Preliminary Prospectus, the Time of Sale Information and the Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), after the date of this Underwriting Agreement, or the issue date of the Base Prospectus, the Preliminary Prospectus, the Time of Sale Information or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

The Registration Statement, at the time and date the Registration Statement initially became effective, complied in all material respects with the applicable provisions of the 1933 Act and the applicable rules and regulations of the Commission thereunder.  The Registration Statement, at the time and date it initially became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Time of Sale Information, on October 14, 2009, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus, on the date it is filed with, or transmitted for filing to, the Commission pursuant to Rule 424, at the Closing Time and at any Settlement Time, will comply, in all material respects, with the applicable provisions of the 1933 Act and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act of 1939, as amended (the “1939 Act”) or (ii) the information contained in or omitted from the Registration Statement, the Preliminary Prospectus, the Time of Sale Information or the Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished to the Company in writing by NAI or the Selling Stockholder or by or on behalf of any Underwriter through the Representative specifically for use in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information or the Prospectus or any amendment thereof or supplement thereto, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 6(b) hereof.

(b)           Issuer Free Writing Prospectus.  The Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any free writing prospectus other than the documents listed on Schedule 3 hereto, if any, and other written communications, a copy of which has been furnished to the Representative and to which the Representative has not reasonably objected.  Any such free writing prospectus and any such other written communications as of its issue date complied in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder and was filed with the Commission in accordance with the 1933 Act (to the extent required pursuant to Rule 433(d) thereunder).

(c)           Incorporated Documents.  The documents incorporated in the Registration Statement, the Time of Sale Information and the Prospectus, at the time they were (or hereafter, until the Closing Time, are) filed with the Commission, complied and will comply, as the case may be, in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”).

(d)           Independent Accountants.  The accountants who certified the financial statements and any supporting schedules thereto included in the Registration Statement, the Time of Sale Information and the Prospectus are independent public accountants with respect to the Company as required by the 1933 Act and the applicable rules and regulations of the Commission thereunder (the “1933 Act Regulations”) and the Public Company Accounting Oversight Board.

(e)           Financial Statements.  The financial statements of the Company included in the Registration Statement, the Time of Sale Information and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company in all material respects at the dates indicated, and the statement of operations, stockholders’ equity and cash flows of the Company for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material respects, in accordance with GAAP the information required to be stated therein.  The summary financial data for the Company, the capitalization table and the ratio of earnings to fixed charges included in the Registration Statement, the Time of Sale Information and the Prospectus present fairly, in all material aspects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Time of Sale Information and the Prospectus.

(f)           No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Time of Sale Information, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there have been no material transactions entered into by the Company other than transactions contemplated by the Time of Sale Information or transactions arising in the ordinary course of business.

(g)           Good Standing.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Underwriting Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures to so qualify or be in good standing would not in the aggregate result in a Material Adverse Effect.

(h)           Good Standing of Designated Subsidiaries.  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X promulgated under the 1933 Act), if any, has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Information and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failures to so qualify or be in good standing would not in the aggregate result in a Material Adverse Effect.

(i)           Authorization of Agreement.  This Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(j)           Authorization of the Shares.  The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

(k)           Capital Stock of the Company.  The Company has an authorized capitalization as set forth in each of the most recent Preliminary Prospectus and the Prospectus under the heading “Capitalization;” all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except (i) for shares of capital stock issuable upon the exercise of outstanding stock options or other equity awards of the Company and (ii)  as described in or expressly contemplated by the Time of Sale Information and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire to which the Company or any of its subsidiaries is a party, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; and the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus.

(l)           Absence of Defaults and Conflicts.  The compliance by the Company with all of the provisions of this Underwriting Agreement and the consummation of the transactions contemplated herein do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets, properties or operations, except, in any such case, for such conflicts, breaches or violations as would not individually or in the aggregate result in a Material Adverse Effect or have a material adverse effect on the transactions contemplated by this Underwriting Agreement.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(m)           Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or to the knowledge of the Company threatened, against or affecting the Company or any of its subsidiaries which is required to be disclosed in the Time of Sale Information and the Prospectus (other than as stated therein), or which individually or in the aggregate would result in a Material Adverse Effect, or which would materially and adversely affect the consummation of the transactions contemplated under the Time of Sale Information and the Prospectus or the performance by the Company of its obligations hereunder and thereunder.

(n)           Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for due authorization, execution and delivery by the Company of this Underwriting Agreement or for the performance by the Company of the transactions contemplated under this Underwriting Agreement, except as otherwise set forth herein, and except such as have been already made, obtained or rendered, as applicable, and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and except where the failure to obtain any such filing, authorization, approval, consent, license, order, registration, qualification or decree would not individually or in the aggregate result in a Material Adverse Effect.

(o)           Absence of Market Stabilization or Manipulation.  The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might be reasonably expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(p)           Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or such subsidiary, as the case may be, to each Underwriter as to matters covered thereby.

(q)           Disclosure Controls.  The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the 1934 Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.  The Company and its subsidiaries have carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the 1934 Act.

(r)           Accounting Controls.  The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the 1934 Act) that comply with the requirements of the 1934 Act to the extent applicable thereto.  Except as disclosed in the Time of Sale Information and the Prospectus, to the Company’s knowledge there are no material weaknesses in the Company’s internal controls.

(s)           Sarbanes-Oxley Act.  There is, and has been, no material failure on the part of the Company or the Company’s subsidiaries, or any of their directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including without limitation Section 402 related to loans and Sections 302 and 906 related to certifications by the Company’s Chief Executive Officer and Chief Financial Officer.

(ii)           Representations and Warranties of NAI.  NAI represents and warrants to the Underwriters, as of the date hereof, as follows:

(a)           Ownership of the Shares.  The Selling Stockholder is the beneficial owner of 46,829,414 shares of the Class A Common Stock of the Company, $0.001 par value per share (the “Class A Common Stock”), and 16,298,208 shares of the Class B Common Stock, and at the Closing Time and at any Settlement Time will be the beneficial owner of the Shares (including those Shares that are issuable upon conversion of the Class A Common Stock) to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims, and has full power and authority to sell its interest in the Shares, and, assuming that each Underwriter acquires its interest in the Shares it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”), each Underwriter that has purchased such Shares delivered at the Closing Time and at any Settlement Time to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Shares credited to the securities account or accounts of such Underwriter maintained with The Depository Trust Company or such other securities intermediary, will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Shares.

(b)           Authorization of Agreement.  This Underwriting Agreement has been duly authorized, executed and delivered by NAI.

(c)           Absence of Market Stabilization or Manipulation.  Neither NAI nor the Selling Stockholder has taken, directly or indirectly, any action designed to or that would constitute or that might be reasonably expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(d)           Absence of Defaults and Conflicts.  The execution, delivery and performance of this Agreement by NAI and the sale of the Shares being sold by the Selling Stockholder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Selling Stockholder, NAI or any of their respective subsidiaries is a party or by which the Selling Stockholder, NAI or any of their respective subsidiaries may be bound, or to which any of the assets, properties or operations of the Selling Stockholder, NAI or any of their respective subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Stockholder, NAI or any of their respective subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder, NAI or any of their respective subsidiaries or any of their assets, properties or operations, except, in any such case, for such conflicts, breaches or violations as would not individually or in the aggregate result in a Material Adverse Effect or have a material adverse effect on the transactions contemplated by this Underwriting Agreement.

(e)           Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for due authorization, execution and delivery by NAI of this Underwriting Agreement or for the performance by the Selling Stockholder or NAI, as the case may be, of the transactions contemplated under this Underwriting Agreement, except as otherwise set forth herein, and except such as have been already made, obtained or rendered, as applicable, and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

(f)           Registration Statement and the Prospectus. The sale of the Shares by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Time of Sale Information and the Prospectus  or any amendment or supplement thereto.

The Time of Sale Information and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain, at the Closing Time, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph are limited to statements or omissions based upon information relating to the Selling Stockholder or NAI furnished to the Company in writing by NAI or the Selling Stockholder expressly for use in the Time of Sale Information and the Prospectus or any amendments or supplements thereto.

(g)           Officer’s Certificates.  Any certificate signed by any officer of NAI delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by NAI to each Underwriter as to matters covered thereby.

(h)           Wholly-Owned Subsidiary.  NAI is the record and beneficial owner of 100% of the outstanding capital stock of the Selling Stockholder free and clear of all liens, encumbrances, equities and claims, except to the extent of the pledge of such stock pursuant to NAI’s existing debt instruments, and has the right and ability to cause the Selling Stockholder to sell the Shares and to perform all other acts contemplated to be performed by it hereunder, except to the extent of the pledge of the Shares pursuant to NAI’s existing debt instruments.

2.       Sale and Delivery to Underwriters; Closing.

(a)           Shares.  (i) Subject to the terms and conditions set forth herein, NAI agrees to cause the Selling Stockholder to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $27.1906 per share, the number of Firm Shares set forth in Schedule 1 hereto opposite the name of such Underwriter plus any additional Firm Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(ii)  Subject to the terms and conditions set forth herein, NAI hereby grants an option to the several Underwriters to purchase, severally and not jointly, and to cause the Selling Stockholder to sell, up to the number of Option Shares set forth in Schedule 1 hereto at the same purchase price per share as the Underwriters shall pay for the Firm Shares.  Said option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and the Selling Stockholder setting forth the number of  Option Shares as to which the several Underwriters are exercising, the option and any Settlement Time.  The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Shares, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

(b)           Payment.  Payment of the purchase price for, and delivery of, the Firm Shares shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representative and the Company, at 10:00 A.M. (Eastern time) on October 20, 2009 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative, the Company and NAI (such time and date of payment and delivery being herein called the “Closing Time”).

If the option provided for in Section 2(a)(ii) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Time, payment of the purchase price for, and delivery of, the Option Shares shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representative, the Company and NAI, at the Closing Time.

If the option provided for in Section 2(a)(ii) hereof is exercised after the third Business Day immediately preceding the Closing Time, payment of the purchase price for, and delivery of, the Option Shares shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, or at such other place as shall be agreed upon by the Representative, the Company and NAI, at 10:00 A.M. (Eastern time) on the date specified by the Representative (which shall be within three Business Days after exercise of said option).

The time and date of payment of the purchase price for, and delivery of, the Option Shares is herein called the “Settlement Time.”

Payment shall be made to NAI by wire transfer of immediately available funds to a bank account designated by NAI (which, for the avoidance of doubt, may be an account of the Selling Stockholder), against delivery to the Representative for the respective accounts of the Underwriters of the Shares to be purchased by them.  It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has severally agreed to purchase.  The

Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose funds have not been received by the  Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.  Delivery of the Shares shall be made through the facilities of the Depository Trust Company (“DTC”) unless the Representative shall otherwise instruct.

NAI will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Shares to be purchased by them from the Selling Stockholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers of such Shares by them.

(c)           Certain Restrictions.  Each Underwriter agrees that it will not offer, sell or deliver any of the Shares, directly or indirectly, or distribute the Time of Sale Information or the Prospectus or any other offering material relating to the Shares, in or from any jurisdiction except under circumstances that will result in compliance with the applicable laws and regulations thereof and which will not impose any obligations on the Company or the Selling Stockholder except as set forth in this Underwriting Agreement.

(d)           Free Writing Prospectuses.  Each Underwriter represents and agrees that, without the prior consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus.  Notwithstanding anything to the contrary herein, the Company and NAI consent to the use by any Underwriter of a free writing prospectus that contains only information that is not “issuer information,” as defined in Rule 433 under the 1933 Act.

3.       Covenants.

(i)             Covenants of the Company.  The Company covenants with each Underwriter, as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(i)(b), will comply with the requirements of Rule 430A, 430B or 430C of the 1933 Act Regulations and Rule 462(b) of the 1933 Act Regulations, if and as applicable, will file any free writing prospectus to the extent required by Rule 433 under the 1933 Act, and will notify the Representative immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission with respect to the Registration Statement, the Prospectus or the Time of Sale Information, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments.  Prior to the Closing Time, the Company will advise the Representative promptly of its intention to file or prepare any amendment to the Registration Statement, any amendment, supplement or revision to the Prospectus, or any free writing prospectus in relation to the Shares, will furnish the Representative with copies of any such documents or communications a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object on a timely basis, unless, in the judgment of the Company or its counsel, such amendment or supplement or other document or communication is necessary to comply with any law.

(c)           Delivery of Registration Statements.  The Company has furnished or, if requested in writing by the Representative, will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, at no expense to the Underwriters or the Company, one conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.

(d)           Delivery of Prospectuses.  The Company will furnish to each Underwriter, at no expense to the Underwriters or the Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act (or required to be delivered but for Rule 172 under the 1933 Act), such number of copies of the Prospectus and each free writing prospectus as such Underwriter may reasonably request.

If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Time of Sale Information would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representative so that any use of the Time of Sale Information may cease until it is amended or supplemented; (ii) amend or supplement the Time of Sale Information to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(e)           Continued Compliance with Securities Laws.  The Company will comply in all material respects with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Underwriting Agreement and in the Time of Sale

Information and the Prospectus.  If at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered (or required to be delivered but for Rule 172 under the 1933 Act) in connection with sales of the Shares, any event shall occur or condition shall exist as a result of which it is necessary in the opinion of counsel for the Company, after consultation with counsel for the Underwriters, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of counsel for the Company, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (i) notify the Representatives of such fact and (ii) prepare and file with the Commission, subject to Section 3(i)(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Information or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters, at no expense to the Underwriters or the Company, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)           Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for so long as required for the distribution of the Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(g)           Listing. The Company shall use its best efforts to have the Shares listed and admitted and authorized for trading on the New York Stock Exchange.

(h)           Lock-Up.  The Company will not, during the period commencing on the date hereof and ending 30 days after the date of the Prospectus, without the prior written consent of the Representative, offer, sell, contract to sell, announce the intention to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company (other than the Selling Stockholder or a controlling person of the Selling Stockholder) or any person in privity with the Company or any affiliate of the Company (other than the Selling Stockholder or a controlling person of the Selling Stockholder)), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Class B Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class B Common Stock; or publicly announce an intention to effect any such transaction.  The foregoing sentence shall not apply to (i) the Shares to be sold hereunder; (ii) the issuance by the Company of shares of Class B Common Stock issuable upon the conversion of securities (including Class A Common Stock, $0.001 par value, of the Company) or the exercise of warrants outstanding as of the date hereof; (iii) the issuance by the Company of Class B Common Stock, options or other securities pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan or any other plan of the Company in effect as of the date hereof; (iv) the filing of a registration statement on Form S-8 with respect to any employee stock option plan, stock ownership plan, dividend reinvestment plan or any other plan described in clause (iii) above; and (v) the entering into an acquisition agreement, or the public announcement of such agreement, that would provide for the issuance of Class B Common Stock by the Company, provided that any such issuance may not occur during the 30-day period described in the foregoing sentence.

(i)          Earnings Statement.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.  The Company may elect to rely upon Rule 158 under the 1933 Act and may elect to make such earnings statement available more frequently than once in any period of twelve months.

(j)           DTC.  The Company will cooperate with the Representative and use its reasonable best efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(k)          Absence of Market Stabilization or Manipulation.  The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(l)           Reporting Requirements.  Until the Closing Time, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(m)          Record Retention.  The Company will, to the extent required under Rule 433 under the 1933 Act, retain copies of each free writing prospectus that it has used and not filed with the Commission.

(ii)           Covenants of NAI.  NAI covenants with each Underwriter, as follows:

(a)           Lock-up Agreement.  Except for the Shares to be sold hereunder, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus without the prior written consent of the Representative, NAI will not cause or permit the Selling Stockholder to offer, sell, contract to sell, announce the intention to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by  the Selling Stockholder or any of its affiliates (other than the Company) or any person in privity with the Selling Stockholder or any of its affiliates (other than the Company)), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the 1934 Act, any other shares of Class B Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Class B Common Stock; or publicly announce an intention to effect any such transaction; provided, however, that the Selling Stockholder’s shares of Class A Common Stock and Class B Common Stock are subject to remedies available to its debt holders upon default under and pursuant to the Selling Stockholder’s debt instruments as of the date hereof.

Notwithstanding the foregoing, if (x) during the last 17 days of such restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(b)           Absence of Market Stabilization or Manipulation.  NAI will not, and NAI will not permit the Selling Stockholder to, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(c)            Free Writing Prospectus.  NAI represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any free writing prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Shares.

(d)           Release of Pledges.  NAI shall cause the Selling Stockholder to cause the Shares to be released from any and all pledges and other liens, encumbrances, equities and claims under NAI’s existing debt instruments in accordance with the respective terms thereof such that the Shares may be delivered at the Closing Time and at any Settlement Time, as the case may be, in accordance with the terms hereof.

4.       Payment of Expenses.  NAI will pay all expenses incident to the performance of its and the Company’s obligations under this Underwriting Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated therein by reference) as originally filed and of each amendment or supplement thereto, (ii) the preparation, printing and delivery to the Underwriters of this Underwriting Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Shares, (iii) the preparation, issuance and delivery of the Shares and any certificates for the Shares to the Underwriters, including any transfer taxes and any stamp or other duties payable upon the sale or delivery of the Shares to the Underwriters and any charges of DTC in connection therewith, (iv) the reasonable documented fees and disbursements of the Company’s counsel, accountants and other agents (including transfer agents and registrars), (v) the qualification of the Shares under state securities laws in accordance with the provisions of Section 3(i)(f) hereof, including filing fees and the reasonable documented fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey, and any amendment thereto, (vi) the printing and delivery to the Underwriters of copies of the Prospectus and any amendments or supplements thereto, (vii) the listing of the Shares on the New York Stock Exchange, (viii) the filing fees incident to, and the reasonable documented fees and disbursements of counsel to the Underwriters in connection with, the review, if any, by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Shares and (x) the filing fees payable to the Commission in connection with the registration therewith of the Shares.

5.      Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for any Shares under this Underwriting Agreement are subject to the accuracy of the representations and warranties of the Company and NAI contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries or of any officer of NAI delivered pursuant to the provisions hereof, to the performance by the Company and NAI of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement.  No stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the 1933 Act, shall have been instituted or be pending or, to the knowledge of the Company, threatened, by the Commission.  A prospectus containing information relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424 under the 1933 Act Regulations.

(b)           Opinion of Counsel for Company.  At the Closing Time and at any Settlement Time, the Representative shall have received the favorable opinion, dated as of the date of the Closing Time and any Settlement Time, respectively, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(c)           Opinion of Counsel for NAI and the Selling Stockholder.  At the Closing Time and at any Settlement Time, the Representative shall have received the favorable opinion, dated as of the date of the Closing Time and any Settlement Time, respectively, of Shearman & Sterling LLP, counsel for NAI and the Selling Stockholder, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(d)           Opinion of In-House Counsel for NAI.  At the Closing Time and at any Settlement Time, the Representatives shall have received the favorable opinion, dated as of the date of the Closing Time and any Settlement Time, respectively, of Thaddeus Jankowski, the Vice President and General Counsel of NAI, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(e)           Opinion of Counsel for Underwriters.  At the Closing Time and at any Settlement Time, the Representative shall have received the favorable opinion, dated as of the date of the Closing Time and any Settlement Time, respectively, of Hughes Hubbard & Reed LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, with respect to such matters as the Underwriters may reasonably request.

(f)           Officers’ Certificate from the Company.  At the Closing Time and at any Settlement Time, the Representative shall have received a certificate of the Executive Vice President, or a Senior Vice President or a Vice President of the Company and of the chief financial officer or chief accounting officer of the Company, dated as of the date of the Closing Time and any Settlement Time, respectively, to the effect that (x) the representations and warranties in Section 1(i) are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (y) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied in this Agreement at or prior to the Closing Time, and (z) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted, are pending or, to the best of such officer’s knowledge, are threatened by the Commission.

(g)           Officers’ Certificate from NAI.  At the Closing Time and at any Settlement Time, the Representative shall have received a certificate of the Executive Vice President, or a Senior Vice President or a Vice President of the NAI and of the chief financial officer or chief accounting officer of NAI, dated as of the date of the Closing Time and any Settlement Time, respectively, to the effect that (x) the representations and warranties in Section 1(ii) are true and correct with the same force and effect as though expressly made at and as of the Closing Time and any Settlement Time, respectively, and (y) NAI has complied with all agreements and satisfied all conditions on its part to be performed or satisfied in this Agreement at or prior to the Closing Time or any Settlement Time, respectively.

(h)           Accountant’s Comfort Letter.  At the time of the execution of this Underwriting Agreement, the Representative shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Time of Sale Information and the Prospectus.

(i)           Bring-down Comfort Letter.  At the Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of the date of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e)

of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)           Ratings.  On the date hereof and prior to the Closing Time and any Settlement Time, there shall not have occurred any downgrading in the rating of any debt securities of the Company by Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., Moody’s Investors Service, Inc. or Fitch Ratings Ltd. or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(k)           Listing. The Shares shall have been listed and admitted and authorized for trading on the New York Stock Exchange, subject to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Representative.

(l)           [Reserved].

(m)          Additional Documents.  At the Closing Time and at any Settlement Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and NAI in connection with the sale of the Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters.

6.       Indemnification.

(a)           Indemnification of Underwriters.  The Company and NAI severally, and not jointly, agree to indemnify and hold harmless each Underwriter, each director, officer and affiliate of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in the Time of Sale Information, the Prospectus (or any amendment or supplement thereto), any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(iii)           against any and all expense as reasonably incurred (including the fees and disbursements of counsel chosen by the Representative), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (x) notwithstanding any other provision herein, any such loss, liability, claim, damage or expense shall only give rise under the indemnity agreement contained in this Section 6 to liability for NAI if such loss, liability, claim, damage or expense arises out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by NAI or the Selling Stockholder expressly for use in the Registration Statement (or any amendment thereto), the Time of Sale Information or the Prospectus (or any amendment or supplement thereto) or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act (the “NAI Information”); and (y) this indemnity agreement shall not give rise to liability for the Company or NAI with respect to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company (1) by any Underwriter through the Representative and (2) in the case of the Company, by NAI or the Selling Stockholder, in each case expressly for use in the Registration Statement (or any amendment thereto), the Time of Sale Information, the Prospectus (or any amendment or supplement thereto), or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(c) under the 1933 Act; provided, further, however, that, notwithstanding any other provision herein, the liability of NAI under the indemnity agreement contained in this Section 6 shall be limited to an amount equal to the proceeds (after deducting Underwriters’ discounts but before expenses) received by the Selling Stockholder from the sale of the Shares by it under this Agreement.

(b)           Indemnification of Company, NAI, Directors and Officers.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, affiliates, and officers who signed the Registration Statement, NAI, its directors and officers, and each person, if any, who controls the Company or NAI within the meaning of Section 15 of the 1933 Act orSection 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), the Time of Sale Information, the Prospectus (or any amendment or supplement thereto), or any free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the 1933 Act in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use in the Registration Statement (or any amendment thereto), the Time of Sale Information, the Prospectus (or any amendment or supplement thereto), or such free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d)

under the 1933 Act.  The Company and NAI acknowledge that the statements set forth in (i) the last paragraph of the cover page regarding delivery of the Shares, (ii) the first paragraph under the heading “Commissions and Discounts” in the “Underwriting” section, (iii) the first, second and third paragraphs under the heading “Price Stabilization and Short Positions” in the “Underwriting” section, (iv) the list of Underwriters and their respective participation in the sale of the Shares, and (v) the sentences related to concessions and reallowances in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in any Preliminary Prospectus, Prospectus or any issuer free writing prospectus.  This indemnity agreement will be in addition to any liabilities which any Underwriter may otherwise have.

(c)           Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company, except with respect to any action arising primarily out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with NAI Information, in which case counsel to the indemnified parties shall be selected by NAI;  provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  An indemnifying party may participate at its own expense in the defense of any such action.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)           Settlement Without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

7.       Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and NAI, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Underwriting Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and NAI, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and NAI, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares under this Underwriting Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Shares (before deducting expenses) received by the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.

The relative fault of the Company and NAI, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and NAI or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, NAI, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) NAI shall not be required to contribute any amount in excess of the amount equal to the proceeds (after deducting Underwriters’ discounts but before expenses) received by NAI and/or the Selling Stockholder from the sale of the Shares by it under this Agreement, and (ii) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares purchased and sold by it hereunder exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director, officer and affiliate of each Underwriter, shall have the same rights to contribution as such Underwriter, and each director and affiliate of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Shares set forth opposite their respective names in Schedule 1 hereto, and not joint.

8.       Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Underwriting Agreement or in certificates of officers of the Company or any of its subsidiaries or of NAI submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or NAI, and shall survive delivery of and payment for the Shares.

9.       Termination.

(a)           Underwriting Agreement.  The Representative may terminate this Underwriting Agreement, by notice to the Company and NAI, at any time at or prior to the Closing Time, if (i) there has been, since the time of execution of this Underwriting Agreement or since the respective dates as of which information is given in the Time of Sale Information, any material adverse change in the financial condition, results of operations or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation thereof or other calamity or crisis or any material change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange or the American Stock Exchange, or if trading generally on the New York Stock Exchange or the American Stock Exchange has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by either of said exchanges or by such system or by order of the Commission, the FINRA or any other governmental authority or (iv) a banking moratorium has been declared by either Federal or New York authorities.

(b)           Liabilities.  If this Underwriting Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 8, 9(b) and 14 shall survive such termination and remain in full force and effect; provided, however, if any condition specified in Section 5 hereof shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company and NAI at any time at or prior to the Closing Time, and such termination shall be without liability of any other party except that the provisions of Sections 6, 7, 8, 9(b) and 14 shall survive such termination and remain in full force and effect.

10.       Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time to purchase the Shares which it or they are obligated to purchase at the Closing Time under this Underwriting Agreement (the “Defaulted Shares”), then the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a)           if the number of Defaulted Shares does not exceed 10% of the total number of Shares to be purchased at the Closing Time, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters or in such other proportions as the Representative may specify, or

(b)           if the number of Defaulted Shares exceeds 10% of the total number of Shares to be purchased at the Closing Time, the non-defaulting Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares.

No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Underwriting Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or the Prospectus or in any other documents or arrangements.

11.       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication, excluding e-mail.  Notices to the Underwriters shall be directed to Citigroup Global Markets Inc. General Counsel, facsimile (212) 816-7912, and confirmed to the General Counsel, Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013.  Notices to NAI shall be directed to 846 University Avenue, Norwood, Massachusetts 02062, attention of Thaddeus Jankowski, facsimile (781) 461-1412.  Notices to the Company shall be directed to 1515 Broadway, New York, NY 10036, attention: Michael D. Fricklas, Executive Vice President, General Counsel and Secretary, phone (212) 258-6000.

12.       Parties.  This Underwriting Agreement shall inure to the benefit of and be binding upon the Company, NAI, the Representative and the other Underwriters and their respective successors.  Nothing expressed or mentioned in this Underwriting Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, NAI and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Underwriting Agreement or any provision herein contained.  This Underwriting Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

13.       No Fiduciary Relationship.  The Company and NAI acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement are entered into on an arm’s-length basis between NAI, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith, each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or NAI, either before or after the date hereof, and (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or NAI with respect to the offering contemplated hereby (irrespective of whether such Underwriter has advised or is currently advising the Company or NAI on other matters) or any other obligation to the Company or NAI except the obligations expressly set forth in this Agreement.  The Company, NAI and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions.  The Company and NAI agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or NAI, in connection with the purchase and sale of the Shares pursuant to this Agreement.

14.       GOVERNING LAW.  THIS UNDERWRITING AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

15.       Effect of Headings.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

16.       Counterparts.  This Underwriting Agreement may be executed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were on the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to each of the Company and NAI a counterpart hereof, whereupon this Underwriting Agreement, along with all counterparts, will become a binding agreement among each of the Underwriters, the Company and NAI in accordance with its terms.

Very truly yours,

VIACOM INC.

By:	/s/ Michael D. Fricklas
	Name:	Michael D. Fricklas
	Title:	Executive Vice President, General Counsel and Secretary

NATIONAL AMUSEMENTS, INC.

By:	/s/ Richard J. Sherman
	Name:	Richard J. Sherman
	Title:	Vice President

CONFIRMED AND ACCEPTED, as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Clayton H. Hale III
	Name:	Clayton H. Hale III
	Title:	Managing Director

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

SCHEDULE 1

Underwriters	Number of Firm Shares to be Purchased	Maximum Number of Option Shares to be Purchased
Citigroup Global Markets Inc.	11,629,767	1,162,977
J.P. Morgan Securities Inc.	7,753,178	775,318

Total	19,382,945	1,938,295

Sch 1-1

SCHEDULE 2

Title, Purchase Price and Description of Shares:

Title: Class B Common Stock, $0.001 par value

Number of Firm Shares to be sold by the Selling Stockholder:  19,382,945

Number of Option Shares to be sold by the Selling Stockholder:  1,938,295

Price per Share to Public:  $28.25

Sch 2-1

SCHEDULE 3

FREE WRITING PROSPECTUSES

None.

Sch 3-1